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                                                                      Exhibit 10


                             METROMAIL CORPORATION
                       1997 Employee Stock Purchase Plan

          1. Purpose. The purpose of the Metromail Corporation 1997 Employee Stock Purchase Plan (the "Plan") is to provide employees of Metromail Corporation, a Delaware corporation (the "Company"), and its Subsidiary Companies (as defined in Section 13) added incentive to remain employed by such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of the common stock of the Company ("Common Shares") at below-market prices. The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company and its Subsidiary Companies that, from time to time, adopt the Plan are sometimes hereinafter called collectively the "Participating Companies."

          2. Eligibility. Participation in the Plan shall be open to each employee of the Participating Companies (an "Eligible Employee") (a) who has been continuously employed by the Participating Companies for at least six months, (b) whose customary employment by the Participating Companies is greater than 20 hours per week; and (c) whose customary employment by the Participating Companies is more than five months in any calendar year. No right to purchase Common Shares hereunder shall accrue under the Plan in favor of any person who is not an Eligible Employee as of the first day of a Purchase Period (as defined in Section 3). Notwithstanding anything contained in the Plan to the contrary, no Eligible Employee shall acquire a right to purchase Common Shares hereunder
(i) if, immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company (including any stock attributable to such employee under section 424(d) of the Code), or (ii) if for a given calendar year such right would permit such employee's aggregate rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Companies exercisable during such calendar year to accrue at a rate which exceeds $25,000 of fair market value of such stock for such calendar year, all determined in the manner provided by section 423(b)(8) of the Code. In addition, the number of Common Shares which may be purchased by any Eligible Employee during any Purchase Period shall not exceed 400 shares.

          3. Effective Date of Plan; Purchase Periods. The Plan shall become effective on July 1, 1997 or on such later date as may be specified by the Board of Directors (the "Board") of the Company or the Committee (as defined in
Section 11). The Plan shall cease to be effective unless, within 12 months before or after the date of its adoption by the Board, it has been approved at a duly-called meeting of the stockholders of the Company.
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          A "Purchase Period" shall consist of the three month period beginning on each July 1, October 1, January 1, and April 1, each commencing on or after the effective date and prior to termination of the Plan.

          4. Basis of Participation. (a) Payroll Deduction. Each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Purchase Period which begins after such employee has become an Eligible Employee.

          To enroll in the Plan, an Eligible Employee shall execute and deliver a payroll deduction authorization (the "Authorization") to the Company or its designated agent. The Authorization shall become effective on the first day of the Purchase Period following the execution and delivery of such Authorization. Each Authorization shall direct that payroll deductions be made by the employee's employer for each payroll period during which the employee is a participant in the Plan. The amount of each payroll deduction specified in an Authorization for each such payroll period shall be a whole percentage amount or a whole dollar amount, as determined by the Committee, in either case not to exceed 10%, or such lesser percentage as may be determined by the Committee, of the participant's current regular wage or salary (before withholding or other deductions) paid to him by any of the Participating Companies.

          Payroll deductions (and any other amount paid under the Plan) shall be made for each participant in accordance with his Authorization until his participation in the Plan terminates, his Authorization is revised or the Plan terminates, all as hereinafter provided.

          A participant may not change the amount of his payroll deduction during any Purchase Period, except that a participant may elect to terminate his participation in the Plan as provided in Section 7 or 8.

          Payroll deductions shall be credited to a purchase account established on the books of the participant's employer on behalf of each participant (a "Purchase Account"). At the end of each Purchase Period, the amount in each participant's Purchase Account will be applied to the purchase from the Company of the number of Common Shares determined by dividing such amount by the Purchase Price (as defined in Section 5) for such Purchase Period. No interest shall accrue at any time for any amount credited to a Purchase Account of a participant.

          (b) Other Methods of Participation. The Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by participants in a lump sum or automatic charges to participants' bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this paragraph without prior notice to any participant or Eligible Employee.

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          5.  Purchase Price.  The purchase price (the "Purchase Price") per
Common Share hereunder for any Purchase Period shall be the lesser of 85% of the fair market value of a Common Share on the first day of such Purchase Period and 85% of the fair market value of a Common Share on the last day of such Purchase Period. If such sum results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent. The fair market value of a Common Share on a given day shall be deemed to be the closing sale price per share for the Common Shares on the New York Stock Exchange on such day or, if there shall be no such sale of Common Shares on such day, then on the next preceding day on which there shall have been such a sale. In no event, however, shall the Purchase Price be less than the par value of the Common Shares.

          6. Issuance of Shares. The Common Shares purchased by each participant shall be considered to be issued and outstanding to his credit as of the close of business on the last day of each Purchase Period. The total number of Common Shares purchased by all participants during each Purchase Period shall be issued, as of the last day in such Purchase Period, to a nominee or agent for the benefit of the participants. A participant will be issued a certificate for his shares when his participation in the Plan is terminated, the Plan is terminated or upon request, but in the last case only in denominations of at least 25 shares.

          After the close of each Purchase Period, a report will be sent to each participant stating the entries made to his Purchase Account, the number of Common Shares purchased and the applicable Purchase Price.

          7. Termination of Participation. A participant may elect at any time to terminate his participation in the Plan, provided such termination is received by the participant's employer in writing prior to the last business day of the Purchase Period for which such termination is to be effective. Upon any such termination, the participant's employer shall promptly deliver to such participant cash in an amount equal to the balance to his credit in his Purchase Account on the date of such termination, one or more certificates for the number of full Common Shares held for his benefit, and the cash equivalent for any fractional share so held. Such cash equivalent shall be determined by multiplying the fractional share by the fair market value of a Common Share on the last day of the Purchase Period immediately preceding such termination, determined as provided in Section 5.

          If the participant dies, terminates his employment with the Participating Companies for any reason, or otherwise ceases to be an Eligible Employee, his participation in the Plan shall immediately terminate. Upon such terminating event, cash in an amount equal to the balance to his credit in his Purchase Account on the date of such termination, one or more certificates for the number of full Common Shares held for his benefit, and the cash equivalent of any fractional share so held, determined as provided above in this Section 7, shall be delivered promptly to such participant or his legal representative, as the case may be.

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          8.  Termination or Amendment of the Plan.  The Company, by action of the Board or the Committee, may terminate the Plan at any time. Notice of termination shall be given to all participants, but any failure to give such notice shall not impair the effectiveness of the termination.

          Without any action being required, the Plan will terminate in any event when the maximum number of Common Shares to be sold under the Plan (as provided in Section 12) has been purchased. Such termination shall not impair any rights which under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board may determine an equitable basis of apportioning available shares among all participants.

          The Board or the Committee may amend the Plan from time to time in any respect for any reason; provided, however, no such amendment shall (a) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment is to be effected, (b) increase the maximum number of Common Shares which may be purchased under the Plan, (c) decrease the Purchase Price of the Common Shares for any Purchase Period below the lesser of 85% of the fair market value thereof on the first day of such Purchase Period and 85% of such fair market value on the last day of such Purchase Period or (d) adversely affect the qualification of the Plan under section 423 of the Code.

          Upon termination of the Plan, the respective cash balance, if any, to the credit of each participant in his Purchase Account, one or more certificates for the number of full Common Shares held for his benefit, and the cash equivalent of any fractional share so held, determined as provided in Section 7, shall be promptly distributed to such participant.

          9. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a participant. Common Shares purchased under the Plan by an Officer are not transferable for six months following the date of such purchase and, notwithstanding any other provision of the Plan, no certificate representing any Common Shares subject to such restriction on transfer shall be issued except as provided in the third sentence of Section 6.

          10. Stockholder's Rights. No Eligible Employee or participant shall by reason of the Plan have any rights of a stockholder of the Company until and to the extent he shall acquire Common Shares as herein provided.

          11. Administration of the Plan. The Plan shall be administered by the Human Resources Committee of the Board (the "Committee"), provided that the Board may otherwise appoint (A) the Board or (B) a committee consisting of two or more members of the Board, each of whom is a Non-Employee Director (within the meaning of Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, to act as the Committee. In addition to the power to amend or terminate the Plan pursuant to Section 8, the Committee shall have full power and authority

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to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any participant and any other employee of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

          The Plan shall be administered so as to ensure all participants have the same rights and privileges as are provided by section 423(b)(5) of the Code.

          12. Maximum Number of Shares. The maximum number of Common Shares which may be purchased under the Plan is 300,000 subject, however, to adjustment as hereinafter set forth. Common Shares sold hereunder may be treasury shares, authorized and unissued shares, or a combination thereof. If the Company shall, at any time after the effective date of the Plan, change its issued Common Shares into an increased number of shares, with or without par value, through a stock dividend or a split-up of shares, or into a decreased number of shares, with or without par value, through a combination of shares, then, effective with the record date for such change, the maximum number of Common Shares which thereafter may be purchased under the Plan and the maximum number of shares which thereafter may be purchased during any Purchase Period shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan and Purchase Period proportionately increased, in case of such stock dividend or split-up, or proportionately decreased in case of such combination of shares.

          13. Miscellaneous. (a) Except as otherwise expressly provided herein, any Authorization, election, notice or document under the Plan from an Eligible Employee or participant shall be delivered to his employer corporation or its designated agent and, subject to any limitations specified in the Plan, shall be effective when so delivered.

          (b) The term "business day" shall mean any day other than Saturday, Sunday or a legal holiday in Illinois.

          (c) The term "Officer" shall mean any officer within the meaning of Rule 16a-1(f) under Section 16 of the Securities Exchange Act of 1934, as amended.

          (d) The term "Subsidiary Companies" shall mean all corporations which are subsidiary corporations (within the meaning of Section 424(f) of the Code) and of which the Company is the common parent.

          (e) The Plan, and the Company's obligation to sell and deliver Common Shares hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations,

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and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

          14. Change in Control. In order to maintain the participants' rights in the event of any Change in Control of the Company, as hereinafter defined, upon such Change in Control the then current Purchase Period shall thereupon end, and all participants' Purchase Accounts shall be applied to purchase shares pursuant to Section 5, and the Plan shall immediately thereafter terminate. "Change in Control" shall have the meaning assigned to such term in the Amended and Restated Metromail Corporation 1996 Stock Incentive Plan.

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